Exhibit 1

Transactions in the Securities of the Issuer During the Past Sixty Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

LAKEVIEW OPPORTUNITY FUND, LLC

Purchase of Common Stock	17,944	0.9499	05/01/2025
Purchase of Common Stock	10,491	0.9698	05/02/2025
Purchase of Common Stock	36,537	0.9078	05/05/2025
Purchase of Common Stock	12,504	0.9024	05/06/2025
Purchase of Common Stock	65,269	1.0662	05/07/2025
Purchase of Common Stock	23,326	1.1069	05/08/2025
Sale of Common Stock	(879)	1.0323	05/08/2025
Purchase of Common Stock	35,000	1.3622	05/09/2025
Purchase of Common Stock	34,292	1.4508	05/12/2025
Purchase of Common Stock	29,828	1.3480	05/13/2025
Purchase of Common Stock	24,881	1.2762	05/14/2025
Purchase of Common Stock	11,200	1.2780	05/15/2025
Purchase of Common Stock	2,800	1.4214	05/16/2025
Purchase of Common Stock	14,618	1.4264	05/19/2025
Purchase of Common Stock	13,513	1.4191	05/20/2025
Purchase of Common Stock	25,531	1.3370	05/21/2025
Purchase of Common Stock	15,597	1.3112	05/22/2025
Purchase of Common Stock	13,182	1.3220	05/23/2025
Purchase of Common Stock	23,970	1.3646	05/27/2025
Purchase of Common Stock	29,689	1.3368	05/28/2025
Purchase of Common Stock	22,100	1.3075	05/29/2025
Purchase of Common Stock	20,463	1.3031	05/30/2025
Purchase of Common Stock	24,521	1.3237	06/02/2025
Purchase of Common Stock	21,276	1.4396	06/03/2025
Purchase of Common Stock	20,078	1.4255	06/04/2025
Purchase of Common Stock	24,745	1.3829	06/05/2025
Purchase of Common Stock	23,958	1.4076	06/06/2025
Purchase of Common Stock	12,904	1.4763	06/09/2025
Purchase of Common Stock	24,519	1.5372	06/10/2025
Purchase of Common Stock	22,483	1.4733	06/11/2025
Purchase of Common Stock	29,846	1.4412	06/12/2025
Purchase of Common Stock	43,520	1.3516	06/13/2025
Purchase of Common Stock	15,897	1.3472	06/16/2025
Purchase of Common Stock	23,767	1.3486	06/17/2025
Purchase of Common Stock	35,081	1.3540	06/18/2025
Purchase of Common Stock	28,914	1.3161	06/20/2025
Purchase of Common Stock	29,829	1.2949	06/23/2025
Purchase of Common Stock	44,700	1.3301	06/24/2025
Purchase of Common Stock	364,300	1.3452	06/25/2025
Purchase of Common Stock	151,500	1.4081	06/26/2025
Purchase of Common Stock	839,054	1.4896	06/27/2025
Purchase of Common Stock	22,679	1.5911	06/30/2025
Purchase of Common Stock	300	1.6433	07/01/2025